EXHIBIT 23


               INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-53394 and No. 33-55648 on Form S-3 of our report dated March 27, 1996 appearing in this Annual Report on Form 10-K of ML Asset Backed Corporation for the year ended December 29, 1995.




/s/ Deloitte & Touche LLP
New York, New York

March 27, 1996